Exhibit 10.01
SYMANTEC CORPORATION
0.75% Convertible Senior Notes Due 2011
1.00% Convertible Senior Notes Due 2013
Purchase Agreement
June 12, 2006
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Symantec Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, 0.75% Convertible Senior Notes due 2011 and 1.00% Convertible Senior Notes due 2013 (collectively, the “Notes”), of the Company (such Notes to be sold by the Company, collectively, the “Firm Securities”) in the principal amounts identified on Schedule 1 hereto. The Company also proposes to grant to the Initial Purchasers an option to purchase up to an additional principal amount of securities set forth in Schedule 1 to cover over-allotments, if any (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the initial conversion rates set forth in the Final Memorandum (as defined below). The Securities are to be issued under separate indentures (collectively, the “Indentures”), each dated as of June 16, 2006, between the Company and U.S. Bank National Association, as trustee (“Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 12, 2006 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated June 12, 2006 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.
          1. Representations and Warranties.
          (a) The Company represents and warrants to and agrees with each Initial Purchaser as set forth below in this Section 1.
     (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum did not at the Execution Time, and will not on the Closing Date (and, if the Option Securities are purchased, on the settlement date for the Option Securities), (and any amendment or supplement thereto will not at the date thereof, on the Closing Date and on the settlement date for the Option Securities, if any) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

     (ii) The Disclosure Package did not, as of the Execution Time, and at all times through the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
     (iii) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.
     (iv) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.
     (v) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (vi) Subject to the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 4 hereof and compliance by the Initial Purchasers with agreements set forth in Section 4 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum.
     (vii) The Company is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum will not be, required to register as an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
     (viii) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (ix) Reserved.
     (x) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

     (xi) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to be in good standing, have such corporate power or authority, or to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); and each of the significant subsidiaries (as identified in paragraph (xxxviii) below) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered, organized or formed, except where the failure to be so organized, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     (xiii) All the outstanding shares of capital stock of each significant subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries (except for nominal shares held by other shareholders as required in certain jurisdictions) free and clear of any security interest, claim, lien or encumbrance (other than intercompany security interests, claims, liens and encumbrances).
     (xiv) The Company’s authorized capitalization is as set forth in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum; the capital stock of the Company conforms to the description thereof contained in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or to subscribe for the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (xv) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations”, “Certain ERISA Considerations”, “Description of Notes”, “Registration Rights” and “Description of Capital Stock” fairly summarize the matters therein described in all material respects.
     (xvi) This Agreement has been duly authorized, executed and delivered by the Company.
     (xvii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated herein or in either Indenture, the Securities or the Registration Rights Agreement, except (A) the qualification of the Indenture under the Trust Indenture Act, (B) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and (C) in the case of the Registration Rights Agreement, such as will be obtained under the Act.
     (xviii) None of the execution and delivery of this Agreement, either Indenture or the Registration Rights Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, (A) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (C) any law or statute, or any rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clause (B) above, for any such conflict, breach or violation as would not, individually or in the aggregate, have a Material Adverse Effect.
     (xix) the Indentures have been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute legal, valid and binding instruments enforceable against the Company in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and the Securities will be convertible into Common Stock in accordance with the terms of the applicable Indenture;
     (xx) the Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the applicable Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (xxi) the Registration Rights Agreement has been duly authorized and, assuming due authorization, execution and delivery thereof by or on behalf of the Initial Purchasers, when executed and delivered will constitute the legal, valid, binding and enforceable instrument of the Company (subject to (A) limitations on the rights to indemnification and contribution as may be imposed under applicable law, and (B) as to the enforcement of remedies, applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (xxii) The consolidated historical financial statements and schedule of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); to the extent that the Preliminary Memorandum or the Final Memorandum contain any non-GAAP financial measures (as defined in Regulation S-K under the Securities Act) such measures have been provided in compliance with Regulation G and, as applicable, Item 10 of Regulation S-K (assuming such Regulations were applicable to the offering contemplated hereby).

     (xxiii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its significant subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened in writing that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indentures or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (B) if the subject of a reasonably possible unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (xxiv) Reserved.
     (xxv) Neither the Company nor any of its significant subsidiaries is in violation or default of (A) any provision of its charter or bylaws or comparable constituting documents; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its significant subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such significant subsidiary or any of its properties, as applicable, except, in the case of each of clauses (B) and (C) above, for any such violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxvi) KPMG LLP, who have delivered their reports with respect to the audited consolidated financial statements and schedule, and with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
     (xxvii) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.
     (xxviii) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (xxix) No labor problem or dispute with the employees of the Company or any of its significant subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its significant subsidiaries’ principal suppliers, contractors or customers, except, in any case, as would not have a Material Adverse Effect and except as set forth in or contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (xxx) To the extent not self-insured, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto); to the extent the Company or any of its subsidiaries is self-insured, such entity is self-insured against losses in a manner such entity believes is commercially reasonable.
     (xxxi) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, or any other subsidiary of the Company, as the case may be, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (xxxii) Except as would not have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum to be conducted. Except as set forth in the Preliminary Memorandum, the Disclosure

Package and the Final Memorandum and except in each case as would not have a Material Adverse Effect, (A) the Company owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company is unaware of any other fact which would form a reasonable basis for a claim of such infringement or violation; and (F) to the knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company, in any material respect, from practicing any such Intellectual Property.
     (xxxiii) The statements contained in the Preliminary Memorandum and the Final Memorandum under the captions Risk Factors – Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products,” “Risk Factors – If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed,” “Risk Factors – Some of our products contain “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business,” “Risk Factors – Our software products and website may be subject to intentional disruption that could adversely impact our reputation and future sales” and “Business – Intellectual Property”, insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are materially accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (xxxiv) Except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and except as would not have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable regulatory authorities necessary to conduct their respective businesses, and (subject to the foregoing exceptions) the Company and each of its subsidiaries has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

     (xxxv) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except for the disclosures contained in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, the internal controls over financial reporting described above are effective and the Company is not aware of any material weakness in such internal controls over financial reporting.
     (xxxvi) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.
     (xxxvii) The Company and its subsidiaries are (A) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (C) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (xxxviii) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule l-02 of Regulation S-X). References herein to “significant subsidiaries” are to the subsidiaries so listed. All other subsidiaries of the Company, when taken together, do not represent a “significant subsidiary” as so defined (except that, for this purpose only, “30 percent” shall be substituted for all references to “10 percent” in such definition).
     (xxxix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xl) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xli) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (xlii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xliii) Reserved.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the principal amount of Option Securities set forth on Schedule I hereto at the same purchase price set forth in Schedule I hereto for the Firm Securities. The option may be exercised in whole or in part, solely to cover over-allotments, at any time on or before the 30th day after the date of the Final Memorandum upon written or telefaxed notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date therefor. The number of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total number of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.
          3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on June 16, 2006, or at such time on such later date not more than one Business Day after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          (b) If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States as part of their distribution at any time except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) and in the manner contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum;
     (ii) it has not offered or sold, and will not offer or sell, any Securities outside the United States as part of their distribution at any time except in the manner contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum;
     (iii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
     (iv) in connection with each sale pursuant to Section 4(b)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;
     (v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and
     (vi) without the prior written consent of the Company, it has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities (“Written Information”) other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Company; provided that the prior written consent of the Company shall be deemed to have been given in respect of (x) preliminary and final term sheets relating to the offer and sale of the Securities containing customary terms and (y) material relating to the offer and sale of the Securities prepared by the Initial Purchasers that does not contain information provided by or on behalf of the Company specifically for use in such material.
          5. Agreements.
          (a) The Company agrees with each Initial Purchaser that:

     (i) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period until the completion of the sale of the Securities (as determined by the Representatives), as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as such Initial Purchaser may reasonably request.
     (ii) The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.
     (iii) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (A) notify the Representatives of any such event; (B) subject to the requirements of Section 5(a)(ii), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (iv) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any Written Information other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
     (v) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising solely out of the offer or sale of the Securities, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation in respect of doing business in any jurisdiction in which it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (vi) During the period of two years after the last Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities or shares of Common Stock issued upon conversion thereof, which, in either case, constitute “restricted securities” under Rule 144 of the Act, that have been acquired by any of them.
     (vii) The Company will not, and will not permit any of its Affiliates, or any person acting on its or their behalf, to directly or indirectly make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.
     (viii) The Company will not, and will not permit any of its Affiliates, or any person acting on its or their behalf, to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (ix) So long as any of the Securities are “restricted securities within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (x) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (xi) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the

Company or any person in privity with the Company or any Affiliate of the Company of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that (A) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package and the Final Memorandum and in effect at the Execution Time, (B) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Disclosure Package and the Final Memorandum, (C) the Company may issue Common Stock as consideration in connection with acquisitions (and enter into agreements with respect thereto), provided that the recipients of any such shares that are actually issued during the duration of the 90-day period referred to above shall agree to be bound by the restrictions of this Section 5(a)(xi) for the duration of such period.
     (xii) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xiii) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to its stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.
     (xiv) The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (xv) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

     (xvi) From and after the Closing Date, the Company shall not take any action that would cause the conversion rate to be subject to the limitation set forth in Section 10.15(f) of the applicable Indenture.
     (xvii) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate.
     (xviii) The Company has not sold, and will not offer or sell, any Securities outside the United States at any time except in the manner contemplated in the Preliminary Memorandum, the Disclosure Package and the Final Memorandum.
          (b) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreement and the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the issuance and delivery of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Company shall have requested and caused Fenwick & West LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to be in good standing, have such corporate power or authority, or to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;
     (ii) Reserved;
     (iii) the Company’s authorized equity capitalization is as set forth in the Final Memorandum under the heading “Capitalization” and the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Memorandum; the Securities conform to the description thereof contained in the Disclosure Package and the Final Memorandum; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities in accordance with the terms of the applicable Indenture; and the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Securities or for the shares of Common Stock issuable upon conversion of the Securities;
     (iv) the Indentures have been duly authorized, executed and delivered by the Company, and constitute legal, valid and binding instruments enforceable against the Company in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and the Securities will be convertible into Common Stock in accordance with the terms of the applicable Indenture;
     (v) the Securities have been duly authorized and executed by the Company and, when authenticated in accordance with the terms of the applicable Indenture and delivered against payment therefor pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (vi) the statements set forth under the headings “Description of Notes”. “Registration Rights”, “Description of Capital Stock” and “Certain U.S. Federal Tax Considerations” in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indentures, the Registration Rights Agreement and the Common Stock, or matters of applicable tax law and regulations, provide in all material respects an accurate and fair summary of such provisions, laws and regulations;
     (vii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid, binding and enforceable instrument of the Company (subject to (A) limitations on the rights to indemnification and contribution as may be imposed under applicable law, and (B) as to the enforcement of remedies, applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (viii) the execution and delivery of each of this Agreement, either Indenture or the Registration Rights Agreement, the issuance and sale of the Securities, and the consummation of any other of the transactions herein or therein provided, and the fulfillment of the terms hereof or thereof, including the issuance of the Common Stock upon conversion of the Securities, do not (A) result in a breach of any agreement or instrument filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2006 (such list of agreements and instruments having been represented to such counsel by the Company as a list of all material agreements or instruments to which the Company or any of its subsidiaries is a party or is bound that would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) if such Annual Report on Form 10-K were filed as of the Closing Date); (B) result in violation of the charter or by-laws of the Company; or (C) result in the violation of any law or statute or any rule, regulation, judgment, order or decree known to such counsel specifically naming the Company as being bound of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties (provided that such counsel shall be entitled to limit their opinion to laws that, in the experience of such counsel, customarily apply to similar transactions);
     (ix) Reserved;
     (x) Reserved;

     (xi) Reserved;
     (xii) this Agreement has been duly authorized, executed and delivered by the Company;
     (xiii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company for the Company to execute, deliver or perform, as of the Closing Date, each of this Agreement, the Indentures and the Registration Rights Agreement, for the Company to issue or sell the Securities at the Closing and to comply with the terms of thereof and to consummate the transactions provided for in such documents, except (A) the qualification of the Indenture under the Trust Indenture Act, (B) such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities are offered or sold, and (C) in the case of the Registration Rights Agreement, such as will be made or obtained under the Act;
     (xiv) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representations found in Section 1(a)(vi)), the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner provided for herein and in the Disclosure Package and the Final Memorandum will be exempt from the registration requirements of Section 5 of the Act; prior to the effectiveness of any registration statement prepared pursuant to the Company’s obligations under the Registration Rights Agreement, the Indentures are not required to be qualified under the Trust Indenture Act.
     (xv) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be required to register as an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has no reason to believe that (i) the Disclosure Package (but not including any electronic “road shows”), as amended or supplemented at the Execution Time, at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (in each case, other than the financial statements, schedule and other financial information contained therein and statistical data derived therefrom, as to which such counsel need express no opinion), and (ii) the Final Memorandum at the Execution Time or on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedule and other financial information contained therein and statistical data derived therefrom, as to which such counsel need express no opinion). References to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date. In addition to the foregoing, the opinion of such counsel shall include a statement to the effect that, to such counsel’s knowledge and other than as set forth in the Disclosure Package and the Final Memorandum, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that, if the subject of an unfavorable decision, ruling or finding, would singly or in the aggregate, have a Material Adverse Effect and, to such counsel’s knowledge, the description of current legal proceedings in the Disclosure Package and the Final Memorandum is an accurate summary in all material respects of the legal proceedings described therein (provided that such counsel shall express no view as to any disclosure regarding the adequacy or amount of any accruals or charges).
          (b) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (d) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the

Representatives and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:
     (i) in their opinion, the audited financial statements and financial statement schedule included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum and reported on by them comply as to form with the applicable accounting requirements of Regulation S-X;
     (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit, compensation and nominating and corporate governance committees of the Company and the subsidiaries; a review of the available monthly financial information of the Company for each monthly period subsequent to March 31, 2006; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 31, 2006, nothing came to their attention which caused them to believe that with respect to the period subsequent to March 31, 2006, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity or consolidated net current assets of the Company as compared with the amounts shown on the March 31, 2006 consolidated balance sheet included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, or for the period from April 1, 2006 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Preliminary Memorandum and the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
          All references in this Section 6(e) to the Preliminary Memorandum and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

          (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (f) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (g) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Messrs. Thompson, Beers and Courville addressed to the Representatives.
          (h) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          (i) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.
          (j) The Common Stock shall be listed and admitted to trading on the Nasdaq National Market and the Company shall have filed with the Nasdaq National Market a listing of additional shares notification form with respect to the sale of the Securities.
          (k) At or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture, and the Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, CA 94304, on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges and the Representatives agree on behalf of all Initial Purchasers that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the third and fourth sentences in the first paragraph under the subheading “New Issues of Notes,” (B) the first and second full paragraphs under the subheading “Price Stabilization and Short Positions,” and (C) the first full paragraph under the subheading “Electronic Distribution” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to (408) 517-8121 and confirmed to it at 20330 Stevens Creek Blvd., Cupertino, California 95014, attention of the Legal Department.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(a)(ix) hereof, no other person will have any right or obligation hereunder.
          14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. No Fiduciary Duty. The Company hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with            the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          “Citigroup” shall mean Citigroup Global Markets Inc.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the principal amount of Securities and the price of the Securities to initial investors of the Securities on the front cover of the Final Memorandum and (iii) any Issuer Written Information.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package, which information shall include, without limitation, any electronic “road shows” conducted in connection with the offer and sale of the Securities.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Regulation S-X” shall mean Regulation S-X under the Act.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Symantec Corporation

By:	/s/ James A. Beer

	Name:	James A. Beer
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC

By:	Citigroup Global Markets Inc.

By:	/s/ Guy Seebohm
Name: Guy Seebohm
Title: Director — ECM

By:	Morgan Stanley & Co. Incorporated

By:	/s/ William Salisbury
Name: William Salisbury
Title: Managing Director

By:	UBS Securities LLC	By:	UBS Securities LLC

By:	/s/ Scott Jacobsen	By:	/s/ Derek Jensen
	Name: Scott Jacobsen		Name: Derek Jensen
	Title: Executive Director		Title: Associate Director

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Principal Amount of Firm Securities
Initial Purchasers	due 2011 to be Purchased
Citigroup Global Markets Inc.	$303,334,000
Morgan Stanley & Co. Incorporated	303,333,000
UBS Securities LLC	303,333,000
Banc of America Securities LLC	45,000,000
JP Morgan Securities Inc.	45,000,000

Total:	$1,000,000,000

Principal Amount of Firm Securities
Initial Purchasers	due 2013 to be Purchased
Citigroup Global Markets Inc.	$303,334,000
Morgan Stanley & Co. Incorporated	303,333,000
UBS Securities LLC	303,333,000
Banc of America Securities LLC	45,000,000
JP Morgan Securities Inc.	45,000,000

Total:	$1,000,000,000

Purchase Price for the Firm Securities: 98.5% of the Principal Amount thereof

2

SCHEDULE I (Continued)

Principal Amount of Option
Initial Purchasers	Securities due 2011
Citigroup Global Markets Inc.	$30,333,400
Morgan Stanley & Co. Incorporated	30,333,300
UBS Securities LLC	30,333,300
Banc of America Securities LLC	4,500,000
JP Morgan Securities Inc.	4,500,000

Total:	$100,000,000

Principal Amount of Option
Initial Purchasers	Securities due 2013
Citigroup Global Markets Inc.	$30,333,400
Morgan Stanley & Co. Incorporated	30,333,300
UBS Securities LLC	30,333,300
Banc of America Securities LLC	4,500,000
JP Morgan Securities Inc.	4,500,000

Total:	$100,000,000

A-2